Supply Contract

Contract No.: YD4080402
Signing Place: Anzhen Town, Wuxi

Party A: Jiangsu Yadea Science & Technology Development Co., Ltd.
Party B: Changxing Chisen Electric Co., Ltd.

Validity period of this Contract: January 1, 2008 through January 1, 2009 (after the expiration of this Contract and prior to the signing of new contract, if both parties have business to be continued, this Contract shall continue to be effective).

After friendly consultation and in the principle of mutual benefit and common development, both parties hereby enter into this Contract and hereby agree as follows:

I Party A shall provide Party B will the following products:

Order	Product Name	Specification	Unit	Unit Price	Remarks
1	Lead-acid battery	48V10AH	Set		4 batteries each set
2	Lead-acid battery	48V12AH	Set		4 batteries each set
3	Lead-acid battery	48V16AH	Set		4 batteries each set
4	Lead-acid battery	48V20AH	Set		4 batteries each set

II In the event of rise or fall in price pf raw materials, both parties agree to carry out the new price after consultation.

III Packing Method:

1.	Packed with carton, with product name, quantity, specification clearly marked outside.
2.	Upon the request by Party A, Party B may provide special package but the costs arising therefrom should be born by Party A.

IV Quality Warranty

Party B shall provide Party A with the battery in compliance with Party A's requirement as detailed in the quality and technical agreement entered into between both parties.

V Supply Service

1.	Party B shall provide Party A with the products at its lowest price, otherwise, Party B shall make compensation for Party A ten times the values of all products supplied previously.

2.	Party B shall return Party A’s order within 6 hours after its receipt, or it shall be deemed that Party B accepts all contents thereon.
3.	The delivery time, specific product name and specification shall be subject to the purchase order.
4.	If Party A stops production as a result of Party B’s delayed supply of goods, Party B shall compensate Party A according to the standard of RMB2,000 per hour.
5.	In the event of change of order, Party A shall give Party B a notice of two days.
6.
If Party B’s products can’t meet Party A/s technical standard, such products should be depreciated by 5%~10% of such lot upon the consent of Party A. For three continuous unconformity, Party A will suspend Party B’s supply of goods and Party B shall compensate Party A for all its losses arising therefrom.

7.
Party B shall hold in confidentiality Party A’s special requirements for goods and may not provide the related information to other party; otherwise, Party B shall compensate Party A for all its losses arising therefrom.

8.
Party B shall supply the goods to Party A in accordance with the quantity required. The products that Party A does not want may be returned to Party B. If Party B fails to supply Party A the products wanted, it shall compensate Party A for all its losses arising therefrom.

9.	The Party B’s supply time error may not exceed 5 days.

VI Transportation: Party B shall deliver the products to Party A’s warehouse and bear the expenses arising therefrom.

VI After-sale Service:

(i)
1.	48V10AH battery should have 15 months of warranty period and should be replaced for free if found defective within 8 months, or maintained for free if found defective within 8 to 15 months.
2.	48V12AH battery should have 15 months of warranty period and should be replaced for free if found defective within 8 months, or maintained for free if found defective within 8 to 15 months.
3.	48V16AH battery should have 15 months of warranty period and should be replaced for free if found defective within 8 months, or maintained for free if found defective within 8 to 15 months.
4.	48V20AH battery should have 15 months of warranty period and should be replaced for free if found defective within 8 months, or maintained for free if found defective within 8 to 15 months.
5.
48V20AH (electric motorcycle) battery should have 11 months of warranty period and should be replaced for free if found defective within 6 months, or maintained for free if found defective within 6 to 11 months.

(ii) Party B shall be liable for after-sale service to all batteries used in Party A’s entire vehicle since the date of leaving factory.

(iii) For the places in which Party B has no direct after-sale service and so entrusts Party A, Party B shall bear all expenses arising therefrom.

VIII Payment

1.
For each payment, Party A shall deduct 10% of the money as after-sale security, until such deduction reaches to RMB300,000. Such security should be paid off upon the expiration of the warranty period of last lot of products.

2.	Party A shall pay Party B the money on the 30th day of the month in which Party B supplies goods. The last payment should be paid in full within 1 month after Party B’s stopping of supply.

IX Party A shall be entitled to require Party B to develop relevant accessories prior to the termination of this Contract.

X Without the consent of Party A, Party B may not bilaterally stop the supply; otherwise it shall compensate Party A for all its losses arising therefrom.

XI Miscellaneous

1.	The products supplied by Party B to Party A may not offend the intellectual property of other party.
2.
Trademark: if Party A entrusts Party B to print the words “Yadea” or “”, Party B shall ensure such marked products only to be sold to Party A; otherwise, Party B shall pay Party A default fine of RMB100,000 for each time of default.

XII Change of Contract

This Contract may be changed by both parties after consultation in writing.

XIV For matters not mentioned herein, the Contract Law shall govern.

XV This Contract shall be executed in two copies, one for each party.

Party A: Jiangsu Yadea Science & Technology Development Co., Ltd. (seal)
Signature:    /s/ Authorized Representative
Date: April 20, 2008

Party B: Changxing Chisen Electric Co., Ltd. (seal)
Signature: /s/ Authorized Representative
Date: April 22, 2008